UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2007

ASPREVA PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (250) 744-2488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On December 21, 2007 Aspreva Pharmaceuticals Corporation announced that the Minister of Industry, under the Investment Canada Act, has approved the acquisition of Aspreva by Galenica AG, through Galenica Canada Ltd., a wholly-owned Canadian subsidiary, at a price of US$26.00 per share in cash.

After December 21, 2007, all conditions to Galenica AG’s obligation to complete the transaction will be deemed to have been satisfied or waived.  The closing of the transaction is subject to the satisfaction or waiver of the remaining conditions for the benefit of Aspreva as specified in the Combination Agreement among Galenica AG, Galenica Canada Ltd. and Aspreva Pharmaceuticals Corporation, dated October 17, 2007.  The Combination Agreement is filed as Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-51169) dated October 17, 2007, and filed with the U.S. Securities and Exchange Commission on October 18, 2007.

A copy of the press release, dated December 21, 2007, entitled “Aspreva Receives Investment Canada Approval for Acquisition by Galenica” announcing the receipt of the approval is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Number	Description
99.1	Press release, dated December 21, 2007, entitled “Aspreva Receives Investment Canada Approval for Acquisition by Galenica”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: December 21, 2007
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press release, dated December 21, 2007, entitled “Aspreva Receives Investment Canada Approval for Acquisition by Galenica”.